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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-12
MONSTER WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONSTER WORLDWIDE, INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017
(212) 351-7000

                      May 12, 2004

Dear Stockholder:

        You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, June 16, 2004, at the offices of Monster, 5 Clock Tower Place, Maynard, Massachusetts 01754.

        At the meeting you will be asked to elect seven directors of the Company and to re-approve the material terms of the performance goals under the Monster Worldwide, Inc. 1999 Long Term Incentive Plan. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by mail with the enclosed proxy card or by telephone or on the Internet by following the instructions on the proxy card.

        Thank you for your cooperation.

Very truly yours,
Andrew J. McKelvey Chairman of the Board of Directors and CEO

MONSTER WORLDWIDE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

New York, New York

        The 2004 annual meeting of stockholders of the Company will be held on Wednesday, June 16, 2004 at 11:00 a.m. at the offices of Monster, 5 Clock Tower Place, Maynard, Massachusetts 01754 for the following purposes:

(1)
To elect seven directors to serve for the ensuing year;

(2)
To re-approve the material terms of the performance goals under the Monster Worldwide, Inc. 1999 Long Term Incentive Plan; and

(3)
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        All stockholders of record at the close of business on April 26, 2004 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

        All stockholders are cordially invited to attend the meeting in person. Stockholders who are unable to attend the meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote by telephone or on the Internet by following the instructions on the enclosed form of proxy. Stockholders who attend the meeting may revoke their proxy and vote their shares in person.

MYRON F. OLESNYCKYJ Secretary

MONSTER WORLDWIDE, INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017

PROXY STATEMENT

        This proxy statement contains information related to the annual meeting of stockholders of the Company to be held on Wednesday, June 16, 2004, beginning at 11:00 a.m. at the offices of Monster, 5 Clock Tower Place, Maynard, Massachusetts 01754, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of the election of directors and the re-approval of the material terms of the performance goals under the Company's 1999 Long Term Incentive Plan. In addition, management will report on the performance of the Company during 2003 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

        Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to stockholders on or about May 12, 2004 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on April 26, 2004, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting, or any postponements and adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting.

        The Company has two classes of common stock: common stock and Class B common stock. Holders of both common stock and Class B common stock as of the record date will be entitled to participate at the meeting.

What are the voting rights of the holders of common stock and Class B common stock?

        Each outstanding share of common stock will be entitled to one vote on each matter acted upon. Each outstanding share of Class B common stock will be entitled to ten votes on each matter acted upon.

        On April 26, 2004, there were 112,415,522 shares of common stock outstanding, and 4,762,000 shares of Class B common stock outstanding. Andrew J. McKelvey, our Chairman and CEO, holds all of the Class B common stock which combined with the common stock held by him gives him in excess of 34% of the combined voting power of the Company. Except as set forth in "Stock Ownership," we believe that no other stockholder of the Company has in excess of 1% of the combined voting power of the Company. It is expected that Mr. McKelvey will vote for Proposals No. 1 and No. 2.

What constitutes a quorum?

        The presence at the meeting in person or by proxy, of the holders of a majority of the outstanding shares of common stock and Class B common stock as of the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 112,415,522 shares of common stock, representing the same number of votes, were outstanding, and 4,762,000 shares of Class B common stock, representing in the aggregate 47,620,000 votes, were outstanding. Thus, the presence of holders representing at least 80,017,762 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been attained. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the meeting is discussed under Proposal No. 1 and Proposal No. 2.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it in the enclosed return envelope it will be voted as you direct or you may vote by telephone or on the Internet as detailed below. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

        If you are a registered stockholder (that is, you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

        If your shares are held in "street name," please check your proxy card and contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in ADP Investor Communication Services' online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP's program. If you vote by telephone or electronically through the Internet, please do not mail your proxy. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.

        Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the meeting.

How do I vote my 401(k) Plan shares?

        Our 401(k) plan provides participants holding shares of our common stock with pass-through voting. The Trustee of our 401(k) Plan, Charles Schwab, votes the shares of our common stock in the 401(k) plan since it is the record holder. Participants in the 401(k) plan receive with their proxy materials a "confidential voting instruction card" and a cover letter instructing the participant to indicate on the "confidential voting instruction card" how the shares of our common stock allocated to the participant's 401(k) account should be voted. Completed voting instruction cards are tabulated by an independent third party, on a confidential basis, and the voting instructions are provided to the Trustee. Shares of our common stock for which no instructions are received or shares of our common stock that have not been allocated to any participant's account are voted by the Trustee in the same proportion as the shares of our common stock for which voting instructions have been received.

Can I receive more than one set of annual meeting materials?

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, Monster Worldwide, Inc., 622 Third Avenue, New York, New York 10017, telephone (212) 351-7000. Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although, attendance at the meeting alone will not by itself revoke a previously granted proxy.

How are nominees for election to our Board of Directors selected?

        The purpose of the Nominating Committee of our Board of Directors is to recommend to our Board of Directors individuals as nominees for election to our Board of Directors at the annual meeting of stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Nominating Committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to our Board of Directors. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate's experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors.

        The Nominating Committee will consider stockholder nominations as nominees for election to our Board of Directors. In evaluating such nominations, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our Nominating Committee: (i) your name, mailing address and telephone number, (ii) the suggested nominee's name, mailing address and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by you, (iv) the suggested nominee's resume or other description of his or her background and experience and (v) your reasons for suggesting that the individual be considered. The information should be sent to the Nominating Committee addressed as follows: Nominating Committee of the Board of Directors, Monster Worldwide, Inc., 622 Third Avenue, New York, New York 10017.

        Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for the 2005 Annual Meeting at its principal office at 622 Third Avenue, New York, New York 10017 no earlier than February 28, 2005 and no later than March 30, 2005.

        All seven of the director nominees identified in this proxy statement currently serve as directors of the Company and all have been recommended by our Nominating Committee to our Board of Directors for re-election. The Company has not paid a fee to any third party for the identification or evaluation of any candidates for our Board of Directors.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote to approve Proposal No. 1, for election of the nominated slate of directors to serve for the ensuing year and to approve Proposal No. 2, for re-approval of the material terms of the performance goals under the Company's 1999 Long Term Incentive Plan, as set forth in the notice of meeting on the cover page of this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

What vote is required to approve each item?

        Election of Directors.    The seven nominees receiving the highest number of affirmative votes of the votes cast at the meeting, either in person or by proxy, shall be elected as directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Re-approval of the Material Terms of the Performance Goals under the 1999 Long Term Incentive Plan.    The affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote is required for the re-approval of the material terms of the performance goals under the Company's 1999 Long Term Incentive Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, and will not be counted in determining the number of votes necessary for approval. Abstentions from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present in person or represented by proxy at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to re-approve the material terms of the performance goals under the 1999 Long Term Incentive Plan.

        Other Items.    For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest non-affiliate owners of the Company's stock?

        The following table sets forth information regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's common stock held by each non-affiliated person known by the Company to own beneficially more than five percent (5%) of the Company's outstanding common stock. The combined voting power reflects voting power based on the number of shares outstanding as of March 31, 2004.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock	Combined Voting Power
Capital Group International, Inc.(1) 11100 Santa Monica Blvd. Los Angeles, CA 90025	9,778,400	8.7%	6.2%
Capital Research and Management Company(2) 333 South Hope Street Los Angeles, CA 90071	10,170,000	9.0%	6.4%
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	13,544,520	12.5%	8.5%
Massachusetts Financial Services Company(4) 500 Boylston Street Boston, MA 02116	7,999,762	7.41%	5.0%

(1)
Capital Group International, Inc. may be deemed to beneficially own 9,778,400 shares of our common stock which are held of record by clients of Capital Group International, Inc. Capital Group International, Inc. has sole voting power with respect to 8,745,500 of the shares and sole dispositive power with respect to 9,778,400 of the shares and does not have shared voting power or shared dispositive power with respect to any of the shares. Information with respect to Capital Group International, Inc., including their percentage ownership, has been derived from their Schedule 13G/A dated February 13, 2004 as filed with the SEC.

(2)
Capital Research and Management Company may be deemed to beneficially own 10,170,000 shares of our common stock which are held of record by investment companies for which Capital Research and Management Company acts as investment advisor. Capital Research and Management Company has sole dispositive power with respect to 10,170,000 of the shares and does not have sole or shared voting power or shared dispositive power with respect to any of the shares. Information with respect to Capital Research and Management Company, including their percentage ownership, has been derived from their Schedule 13G/A dated February 13, 2004 as filed with the SEC.

(3)
Of the 13,544,520 shares of our common stock that may be deemed to be beneficially owned by FMR Corp., 12,330,670 shares are beneficially owned by Fidelity Management & Research Company, 547,580 shares are beneficially owned by Fidelity Management Trust Company and 666,270 shares are beneficially owned by Fidelity International Limited. FMR Corp. has sole voting power with respect to 1,230,550 of the shares and sole dispositive power with respect to all 13,544,520 of the shares, and does not have shared voting power or shared dispositive power with respect to any of the shares. Members of the Edward C. Johnson 3d family, including Abigail P. Johnson, may be deemed to form a controlling group with respect to FMR Corp. by reason of their ownership of approximately 49% of the voting power of FMR Corp. and a shareholders' voting agreement among them and the other shareholders of voting stock of FMR Corp. Information with respect to FMR Corp., including its percentage ownership, has been derived from its Schedule 13G/A dated February 17, 2004 as filed with the SEC.

(4)
Massachusetts Financial Services Company may be deemed to beneficially own 7,999,762 shares of our common stock which are held of record by clients of Massachusetts Financial Services Company.

  Massachusetts Financial Services Company has sole voting power with respect to 7,615,972 of the shares and sole dispositive power with respect to 7,999,762 of the shares and does not have shared voting power or shared dispositive power with respect to any of the shares. Information with respect to Massachusetts Financial Services Company, including their percentage ownership, has been derived from their Schedule 13G dated February 13, 2004 as filed with the SEC.

How much stock do the Company's directors and executive officers own?

        The following table sets forth information as of March 31, 2004 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the SEC, of the Company's common stock held by: (i) each director of the Company; (ii) each executive officer named in the Executive Compensation Summary Table (see "Executive Compensation"); and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. Except for Andrew J. McKelvey at 34%, no director or executive officer owns shares of our common stock or Class B common stock giving them greater than 1% of the voting power of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock/Class B Common Stock	Percentage of Common Stock	Percentage of Class B Common Stock
Andrew J. McKelvey(1)	12,625,227	7.08%	100%
William Pastore	—	*	—
Michael Sileck(2)	347,752	*	—
Paul Camara(3)	1,483,829	1.34%	—
Jeffrey C. Taylor(4)	1,131,500	1.02%	—
George R. Eisele(5)	162,764	*	—
Ronald J. Kramer(6)	40,022	*	—
Michael Kaufman (7)	50,694	*	—
David A. Stein(8)	11,250	*	—
John Swann(9)	49,883	*	—
John Gaulding(10)	29,350	*	—
All directors and executive officers as a group (14 persons)(11)	16,301,726	10.39%	100%

*
Less than 1%

(1)
Includes 4,762,000 shares of Class B common stock which are convertible, on a share for share basis, into common stock. Each share of Class B common stock has ten votes per share. Also includes 4,115 shares of common stock owned by Mr. McKelvey's wife and 1,866 shares of common stock held by the Company's 401(k) Plan. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2)
Includes 614 shares of common stock held by the Company's 401(k) Plan, 5,000 shares of common stock owned by Mr. Sileck's wife and 299,930 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(3)
Includes 1,866 shares of common stock held by the Company's 401(k) Plan, and 1,225,793 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(4)
Includes 1,866 shares of common stock held by the Company's 401(k) Plan, and 1,053,849 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(5)
Includes 1,395 shares of common stock held by the Company's 401(k) Plan and 10,771 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(6)
Consists of 40,022 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(7)
Consists of 50,694 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(8)
Consists of 11,250 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(9)
Consists of 49,883 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(10)
Consists of 29,350 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2004.

(11)
Includes 4,762,000 shares of Class B common stock which are convertible, on a share for share basis, into common stock, 12,663 shares held by the Company's 401(k) plan and 13,154,522 shares beneficially owned. Also includes 3,134,541 shares subject to options which are exercisable within 60 days of March 31, 2004.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Seven directors (constituting the entire Board) are to be elected at the annual meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the 2005 annual meeting and until their successors are duly elected and qualified. Our Certificate of Incorporation and by-laws provide that the number of directors on our Board of Directors shall be not less than one and no more than nine, as is fixed from time to time by resolution of the Board of Directors. Our current Board of Directors consists of seven members, five of whom are "independent" within the meaning of Rule 4200(a)(15) of The Nasdaq Stock Market. The five consist of Messrs. Gaulding, Kaufman, Kramer, Stein and Swann. Our nominees for election to the Board of Directors are set forth below. All of the nominees are our current directors. All of the nominees have been recommended by the Nominating Committee for election to our Board of Directors and all have consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

        The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Andrew J. McKelvey	69	1967	Chairman of the Board, CEO and a director since founding the Company in 1967. Mr. McKelvey has a B.A. from Westminster College. Mr. McKelvey was a member of the Board of Directors of the Yellow Pages Publishers Association and the Association of Directory Marketing from 1994 through September 1996.
George R. Eisele	67	1987	Director of the Company since September 1987 and Executive Vice President of TMP Worldwide Direct, the Company's response marketing division, since 1989. Mr. Eisele attended Fairleigh Dickinson University and Drexel University.

John Gaulding	58	2001	Director of the Company since June 2001. Mr. Gaulding is a member of the Company's audit committee and compensation committee. Previously, Mr. Gaulding was a director from January 1996 to October 1999. Mr. Gaulding is a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April through July 11, 1996, the date of such company's sale. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow page publishing unit of Pacific Telesis Group. Mr. Gaulding served as co- chairman of the Yellow Pages Publishers Association from 1987 to 1990. He holds a B.S. from the University of California at Los Angeles and a M.B.A. from the University of Southern California. Mr. Gaulding is also a director of Ants Software, Inc., a publicly traded corporation, and Yellow Pages Group, Canada's largest telephone directory publisher.
Michael Kaufman	58	1997	Director of the Company since October 1997. Mr. Kaufman is Chairman of the Company's compensation committee and a member of its audit committee. Until July 1, 2000 Mr. Kaufman was President of SBC/Prodigy Transition. Mr. Kaufman previously served as President of Pacific Bell's Consumer's Market Group. Prior thereto, Mr. Kaufman was the President and CEO of Pacific Bell Communications, a subsidiary of SBC Communications Inc., and from 1993 through April 1997 he was the regional president for the Central and West Texas market area of Southwestern Bell Telephone. Mr. Kaufman holds a B.A. and a M.B.A. from the University of Wisconsin. Mr. Kaufman is also a director of ATX Group, Inc. a corporation which has filed a registration statement with the SEC for its initial public offering.

Ronald J. Kramer	45	2000	Director of the Company since February 2000. Mr. Kramer is Chairman of the Company's audit committee and a member of its compensation committee. Mr. Kramer has served as President and a director of Wynn Resorts, Limited, an entertainment and gaming company, since April 2002. Mr. Kramer previously was a Managing Director of Dresdner Kleinwort Wasserstein (formerly Wasserstein Perella & Co.) from July 1999 until November 2001. Prior thereto, Mr. Kramer was the Chairman and CEO of Ladenburg Thalmann Group Inc. from May 1995 to July 1999. Mr. Kramer is also a director of Griffon Corporation, Lakes Entertainment, Inc. and New Valley Corporation, all public corporations. Mr. Kramer holds a B.S. from the Wharton School of the University of Pennsylvania and a M.B.A. from New York University Graduate School of Business.
David A. Stein	65	2003	Director of the Company since June 2003. Mr. Stein is Chairman of the Company's nominating committee. Mr. Stein is the Chairman and Chief Executive Officer of Southern Industrial Corporation, the Jacksonville, Florida-area Burger King franchisee of 33 Burger King restaurants. He is also Chairman of Jacksonville-based King Provision Corporation, an approved Burger King food and paper distributor, and Chairman of T.L. Cannon Corporation, a franchisee of Applebees restaurants in New York and Connecticut. Mr. Stein has been a Burger King franchisee for more than 40 years. Mr. Stein was a founder of the Jewish Community Alliance in Jacksonville, Florida. He has also served the United Way, the Jacksonville Chamber of Commerce, University Medical Center, University of North Florida, WJCT Public Television and other Jacksonville-area organizations and clubs as an officer or Board member. Mr. Stein attended the University of Florida.

John Swann	68	1996	Director of the Company since September 1996. Mr. Swann is a member of the Company's nominating committee. In 1995, Mr. Swann founded Cactus Digital Imaging Systems, Ltd., a large Canadian supplier of electronically produced large format color prints. Mr. Swann sold Cactus Digital Imaging Systems, Ltd. in June 2000.

What is the Company's policy regarding director attendance at annual meetings?

        It is the policy of our Board of Directors that directors are encouraged to attend all annual stockholders meetings. Our chairman of the board of directors attended the 2003 annual meeting of stockholders.

How are directors compensated?

        Base Compensation.    Each of the Company's non-employee directors receives $25,000 per year for services rendered as a director, plus a per meeting fee of $1,000 for each meeting of the Board of Directors or a committee of the Board of Directors attended in person or telephonically (limited to a maximum fee of $1,000 per day), plus reimbursement of expenses incurred in connection with his or her duties as director and life insurance in accordance with the Company's standard life insurance offering for employees. In addition, as of January 1, 2003, each non-employee director who serves as the chairman of the audit committee or the compensation committee receives an additional $15,000 per year for services rendered in such capacity. The annual fee for the chairman of the audit committee was changed to $8,000 monthly as of May 6, 2003. In addition, on May 6, 2003, the Board of Directors approved a grant of 5,000 shares of restricted stock effective July 1, 2003 to each of the Company's non-employee directors who were serving in that capacity on such date. Such shares shall vest in equal amounts on the one year and two year anniversaries of the date of grant.

        Options.    Pursuant to the Company's 1999 Long Term Incentive, each new non-employee director of the Company is automatically granted an option to purchase 22,500 shares of common stock upon his or her commencement of service as a non-employee director. Mr. Stein received such option in June 2003, at an exercise price equal to the fair market value of the common stock on the date of grant. In addition, each non-employee director of the Company is automatically granted an option to purchase 5,000 shares of common stock on the day following each annual meeting that occurs at least one year after the first anniversary of the date he or she first became a non-employee director. Messrs. Kaufman, Kramer, Gaulding and Swann each received such option in June 2003. Automatic option grants will have a ten-year term and an exercise price equal to the fair market value of the common stock on the date of grant. Options granted to non-employee directors upon their commencement of service are 50% vested on the date of grant and will generally become fully vested on the first anniversary of the date of grant. Options granted to non-employee directors on an annual basis will generally become 50% vested on each of the first two anniversaries of the date of grant.

How often did the Board meet during the year ended December 31, 2003?

        During the fiscal year ended December 31, 2003, the Board of Directors held eight meetings and acted eight times by unanimous written consent in lieu of a meeting. In addition, the non-employee directors held one meeting. Each director attended at least 75% of the total number of meetings of the Board and the Committees on which he served.

What committees has the Board established?

        The Board of Directors has standing Compensation, Audit and Nominating Committees. Each member of the Compensation, Audit and Nominating Committees has been determined by the Board of the Directors to be "independent" within the meaning of Nasdaq Rule 4200(a)(15) and, in addition, each member of the Audit Committee is "independent" within the meaning of applicable rules and regulations of the Securities and Exchange Commission regarding the independence of audit committee members.

        Compensation Committee.    The Compensation Committee is charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock incentive and benefit plans. The Compensation Committee is currently composed of Messrs. Kaufman, Gaulding and Kramer. During 2003, the Compensation Committee held eleven meetings and acted eleven times by unanimous written consent in lieu of a meeting.

        Audit Committee.    The Audit Committee is charged with, among other things, the appointment of independent auditors of the Company, as well as discussing and reviewing with the independent auditors the scope of the annual audit and results thereof, pre-approving the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee also reviews interim financial statements included in the Company's quarterly reports and reviews documents filed with the Securities and Exchange Commission. The Audit Committee is currently composed of Messrs. Kramer, Gaulding and Kaufman. The Board of Directors has determined that each of Messrs. Kramer and Kaufman qualify as an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. During 2003, the Audit Committee met fifteen times.

        Nominating Committee.    The Nominating Committee is charged with assisting the Board in its selection of individuals as nominees for election to the Board at annual meetings of the Company's stockholders and to fill any vacancies or newly created directorships on the Board. The Nominating Committee is currently composed of Messrs. Stein and Swann. The Nominating Committee was formed in 2004. The charter of the Nominating Committee is attached hereto as Appendix A and is available on the Company's website www.monsterworldwide.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Andrew J. McKelvey filed one Form 4 one day late.

Vote Required

        The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

        THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1—ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

AUDIT MATTERS

What services have been provided by the Company's auditors?

        The Company incurred professional fees from BDO Seidman, LLP ("BDO"), its principal auditor, and BDO International affiliate firms for the following professional services:

        Audit Fees.    Fees in the amount of $2.9 million and $5.7 million in 2003 and 2002, respectively, related to the audits of the Company's annual financial statements and the review of the interim financial statements included in the Company's quarterly reports; the review of documents filed with the Securities Exchange Commission; and fees for statutory audits required internationally.

        Audit-Related Fees.    Fees in the amount of $0.4 million and $1.0 million in 2003 and 2002, respectively, primarily related to the audits of the Company's employee benefit plan, due diligence related to mergers and acquisitions, accounting consultation and internal control reviews.

        Tax Fees.    Fees in the amount of $0.7 million and $1.1 million in 2003 and 2002, respectively, related to professional services rendered for tax compliance, tax advice and tax planning.

        All Other Fees.    The Company did not incur such fees in 2003 or 2002.

        The Company's Audit Committee has determined that the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2003 were compatible with the auditors' independence.

Pre-Approval Policies

        The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All "Audit Fees", "Audit-Related Fees" and "Tax Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Report of Audit Committee

        The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of The Nasdaq National Market and in accordance with the applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors that was originally adopted in 2000 and was amended in 2003.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Committee's responsibility is to oversee and review these processes. The Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles in the United States of America or as to auditor independence. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

        The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met fifteen times during 2003.

        In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications).

        With respect to the Company's outside auditors, the Committee, among other items, discussed with BDO Seidman, LLP, matters relating to BDO Seidman, LLP's independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

        On the basis of these reviews and discussion, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Ronald J. Kramer, Chairman
John Gaulding
Michael Kaufman

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee was formed in September 1996 and currently consists of Messrs. Kaufman, Gaulding and Kramer, each of whom is an "independent" director within the meaning of Nasdaq Rule 4200(a)(15). The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock incentive and benefit plans.

What is the Company's philosophy of executive compensation?

        The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a number of years. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking portions of compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

        The compensation program reflects the following principles:

  •
  Compensation should encourage increased stockholder value.

  •
  Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

  •
  Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

  •
  Compensation programs should enable the Company to attract and retain highly qualified professionals.

        The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

        Base Salary.    The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

        Incentives.    Incentives generally consist of stock options and cash awards paid to the Company's senior and middle management executives. Mr. Sileck's bonus for the year ended December 31, 2002 and a portion of Mr. Taylor's bonuses through the year ended December 31, 2003 were guaranteed in their respective employment agreements. Non-guaranteed portions of bonuses payable to senior executives are generally tied to the overall performance of the Company.

        The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of common stock of the Company at a specified price in the future. The grant of options is based in large part on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's common stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.

How is the Company's Chief Executive Officer compensated?

        As Chief Executive Officer and Chairman of the Board, Mr. McKelvey is compensated pursuant to an amended employment agreement, effective as of November 15, 1996 which had an initial term ending on November 14, 2001 and by its terms was automatically renewed through November 14, 2002. This agreement was amended in May 2002 to extend the term through May 15, 2005. In April 2004, Mr. McKelvey's employment agreement was amended to increase Mr. McKelvey's base salary to $1,000,000 and make Mr. McKelvey eligible to receive bonuses, stock or stock options in the Compensation Committee's sole discretion. Mr. McKelvey's bonus of $800,000, paid in 2003, was in recognition of his successful leadership of the Company's spin-off of Hudson Highland Group, Inc. Mr. McKelvey's bonus of $400,000, paid in 2004, was based on the Company meeting certain earnings per share goals during the 2003 calendar year.

        The aggregate compensation of Mr. McKelvey was deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. McKelvey.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

        Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly held corporation. The Company's 1999 Long Term Incentive Plan permits the grant of several types of awards. Some will qualify for the exception to the deduction limitation for performance-based compensation and others may not qualify for the exception. In general, the Compensation Committee wishes to structure performance-based awards in a way that will preserve the deductibility of compensation under such awards. The material terms of the performance goals under the 1999 Long Term Incentive Plan are being submitted for re-approval by the stockholders at the annual meeting so that the Compensation Committee will continue to be able to make certain performance based awards under the plan which qualify for the exception to the deduction limitations. The Compensation Committee may from time to time approve awards which would not qualify for the performance-based compensation exception. It is not anticipated that loss of deduction, if any, for compensation realized by any executive officer under the Company's existing compensation plans will be material.

        The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 2003 adequately reflect the Company's compensation goals and policies.

Members of the Compensation Committee

Michael Kaufman, Chairman
John Gaulding
Ronald J. Kramer

Compensation Committee Interlocks and Insider Participation

        On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Kaufman, Gaulding and Kramer, to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. In October 1997, June 2001 and February 2000, respectively, Mr. Kaufman, Mr. Gaulding and Mr. Kramer each received stock options to purchase 24,014 shares of common stock, at respective exercise prices of $11.06 per share, $57.92 per share and $59.08 per share. Additionally, Messrs. Kaufman, Gaulding and Kramer receive stock options under the 1999 Long Term Incentive Plan which provides that each non-employee director be granted an option to purchase 5,000 shares of common stock on the day following each annual meeting that occurs at least one year after the first anniversary of the date they first became a non-employee director. Additionally, in April 2001, each of Messrs. Kaufman and Kramer received an option to purchase 10,673 shares of common stock at an exercise price of $28.69 and in July 2003, each of Messrs. Kaufman, Gaulding and Kramer each received a grant of 5,000 shares of restricted stock.

Spin-off Adjustment

        On March 31, 2003, the Company completed the distribution of the common stock of Hudson Highland Group, Inc., the Company's then wholly-owned subsidiary, to its stockholders. Subsequent to this distribution, the number and/or the exercise price of options to purchase the Company's common stock, and commitments to issue common stock were adjusted by the Compensation Committee to reflect the economic value of the distribution by ensuring that each option and commitment to issue common stock has the same aggregate intrinsic value and same ratio of the exercise price to market value per share as existed prior to the distribution. Generally, the amount of each stock option and commitment to issue common stock set forth throughout this proxy statement reflects this adjustment.

Employment Agreements

        The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective as of November 15, 1996 which had an initial term ending on November 14, 2001. On November 14, 2001 the amended employment agreement was by its terms automatically renewed for a one year term. This agreement was further amended on May 30, 2002 to extend its term through May 15, 2005. Mr. McKelvey's employment agreement was again amended on April 1, 2004 to increase his base salary and make him eligible to receive bonuses, stock and stock options in the sole discretion of the Compensation Committee. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, as amended, Mr. McKelvey is entitled to an annual base salary of $1,000,000. Mr. McKelvey is also eligible to receive bonuses, stock and stock options at the sole discretion of the compensation committee. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

        The Company entered into a revised letter agreement with William Pastore, dated April 1, 2004, which superceded the Company's prior agreement with Mr. Pastore dated October 10, 2002. Pursuant to the terms of this agreement Mr. Pastore serves as Chief Operating Officer of the Company for an annual base salary of $600,000. The agreement provides that in the event of a change in control of the Company all of Mr. Pastore's options and any shares of common stock covered by a stock bonus agreement shall automatically become fully vested and immediately exercisable. Under the agreement, if Mr. Pastore is terminated for any reason other than for cause he shall receive, upon execution of a general release, payment of base salary over one year as severance and acceleration of vesting of specified options.

        The Company entered into a letter agreement with Michael Sileck, dated September 11, 2002. Pursuant to terms of the agreement Mr. Sileck serves as Chief Financial Officer of the Company. Mr. Sileck's annual base salary under the agreement was increased in September 2003 from $500,000 to $550,000. Mr. Sileck received a guaranteed $500,000 bonus with respect to the year ended December 31, 2002. Mr. Sileck is eligible to receive a bonus in each year thereafter based on the satisfaction of certain performance targets. Upon the commencement of his employment as Chief Financial Officer, Mr. Sileck received (i) a $200,000 sign on bonus, (ii) an option to purchase 445,669 shares of the Company's common stock and (iii) a grant 17,689 restricted shares of common stock. The agreement provides that in the event of a change in control of the Company all of Mr. Sileck's options and restricted stock shall automatically become fully vested and immediately exercisable. Under the agreement, if Mr. Sileck is terminated for any reason other than for cause he shall receive, upon the execution of a general release, payment of base salary over one year as severance and acceleration of vesting of all of his options. The Company also agreed to issue to Mr. Sileck 17,689 shares of common stock on December 15, 2003 and an aggregate of 266,915 shares of common stock in four equal annual installments commencing on September 11, 2003 and ending on September 11, 2006.

        The Company entered into a letter agreement with Paul Camara, dated April 28, 2003. Pursuant to the agreement, if Mr. Camara is terminated for any reason other than cause, including a termination by Mr. Camara within one year of a change of control of the Company, he shall receive, upon the execution of a general release, payment of base salary over two years as severance and acceleration of vesting of specified options. The agreement also provides that in the event of a change in control of the Company, specified options and restricted stock shall automatically become fully vested and immediately exercisable. The Company also agreed to issue to Mr. Camara 50,000 shares of common stock on December 15, 2002 and an aggregate of 213,532 shares of common stock in four equal bi-annual installments commencing on June 15, 2003 and ending on December 15, 2004.

        The Company and its subsidiary, Monster, Inc. (formerly, TMP Interactive Inc.), are a parties to an amended and restated employment agreement with Jeffrey C. Taylor. This agreement provides for automatic renewal for successive one year terms, on a calendar basis, unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides Mr. Taylor with a base salary of $400,000 per year and a guaranteed annual bonuses of at least $75,000 per year through the year ended December 31, 2003 based on a formula mutually agreed to by the parties. Mr. Taylor's annual base salary was increased to $420,000 in July 2003 and further increased to $500,000 in October 2003. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 90 days prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by Monster, Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, Monster, Inc. shall pay Mr. Taylor his base salary and his annual bonus from the preceding year or, if not yet issued a minimum of $100,000 and all of Mr. Taylor's options to purchase the Company's stock shall become fully vested and Mr. Taylor and his immediate family shall be provided with specified insurance for a period of one year. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by Monster, Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding Monster, Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances Monster, Inc. must pay Mr. Taylor one-half of his base salary and one-half of his minimum annual bonus for the duration of the non-competition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of Monster, Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

Executive Compensation Summary Table

        The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.

EXECUTIVE COMPENSATION SUMMARY TABLE

	Annual Compensation							Long-Term Compensation Awards
								Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compen- sation		Restricted Stock Award(s)$		Securities Underlying Options/SARs(1)	All Other Compen- sation
Andrew J. McKelvey Chairman of the Board and CEO	2003 2002 2001	$200,000 212,531 500,031	(2)	$1,200,000 — —	(3)	$4,000 4,000 3,400	(4) (4) (4)	— — —		— — —	— — —
William Pastore Chief Operating Officer	2003 2002 2001	550,000 — —	(5)	550,000 — —	(6)	8,086 — —	(7)	— — —		— — —	— — —
Michael Sileck Senior Vice President and Chief Financial Officer	2003 2002 2001	515,183 416,667 —	(8)	500,000 700,000 —	(9)	4,000 4,000 —	(4) (4)	$2,155,737 — —	(10)	— 445,669 —	— — —
Paul Camara Executive Vice President Creative/Sales/Marketing	2003 2002 2001	500,032 500,031 500,000		500,000 — 855,000	(11)	4,000 4,000 3,400	(4) (4) (4)	2,207,387 593,500 —	(12) (13)	— 400,237 213,460	— — —
Jeffrey C. Taylor Founder and Chief Monster	2003 2002 2001	423,336 400,000 400,000	(14)	313,000 50,000 550,000	(15)	20,800 4,000 3,400	(16) (4) (4)	— — —		— — —	$105,000 — —	(17)

(1)
On March 31, 2003, the Company completed the distribution of the common stock of Hudson Highland Group, Inc., the Company's then wholly-owned subsidiary, to its stockholders. Subsequent to this distribution, the number and/or the exercise price of options to purchase the Company's common stock, including options held by the directors and executive officers were adjusted by the Compensation Committee to reflect the economic value of the distribution by ensuring that each option has the same aggregate intrinsic value and same ratio of the exercise price to market value per share as existed prior to the distribution. Generally, each stock option was multiplied by a factor of 1.0673 and the exercise price of each stock option was multiplied by a factor of 0.9329. The option amounts set forth in this table and the footnotes hereto and throughout this proxy statement reflect this adjustment.

(2)
On April 1, 2004, Mr. McKelvey's base salary was increased to $1,000,000.

(3)
Consists of $800,000 paid in 2003 for successfully leading the Company's spin-off of its then wholly-owned subsidiary, Hudson Highland Group, Inc. and $400,000 paid in 2004 for employment in 2003.

(4)
Represents matching contributions made to the Company's 401(k) Plan.

(5)
On January 1, 2004, Mr. Pastore's base salary was increased to $600,000.

(6)
Consists of $550,000 paid in 2004 for employment in 2003.

(7)
Represents matching contributions made to the Company's 401(k) Plan of $4,000 and $4,086 of reimbursed healthcare costs.

(8)
On September 11, 2003, Mr. Sileck's base salary was increased to $550,000.

(9)
Consists of $500,000 paid in 2004 for employment in 2003.

(10)
Consists of a grant of 66,728 shares and 17,689 shares on September 11, 2003 and December 15, 2003, respectively. On September 11, 2003 and December 15, 2003 the fair market value of the Company's common stock was $26.53 and $21.79, respectively. Mr. Sileck also received a commitment by the Company to issue to Mr. Sileck 66,729 shares of common stock on each of September 11, 2004, September 11, 2005 and September 11, 2006. These restricted shares of common stock, when issued by the Company, are eligible to receive dividends, when and if declared.

(11)
Consists of $500,000 paid in 2004 for employment in 2003.

(12)
Consists of a grant of 53,383 shares of common stock on each of June 15, 2003 and December 15, 2003. On June 15, 2003 and December 15, 2003, the fair market value of the Company's common stock was $19.56 and $21.79, respectively. Mr. Camara also received a commitment by the Company to issue to Mr. Camara 53,383 shares of common stock on each of June 15, 2004 and December 15, 2004. These restricted shares of common stock, when issued by the Company, are eligible to receive dividends, when and if declared.

(13)
Consists of a grant of 50,000 shares of common stock on December 15, 2002. On December 15, 2002 the fair market value of the Company's common stock was $11.87.

(14)
On July 1, 2003, Mr. Taylor's base salary was increased to $420,000 and on October 27, 2003, Mr. Taylor's base salary was further increased to $500,000.

(15)
Consists of $50,000 paid in 2003 for employment in 2003 and $263,000 paid in 2004 for employment in 2003.

(16)
Represents a car allowance of $16,800 and a matching contribution to the Company's 401(k) plan of $4,000.

(17)
Relates to book royalty payments.

Option Grants for 2003

        The Company did not make individual grants of stock options or stock appreciation rights to the persons named in the Executive Compensation Summary Table during the year ended December 31, 2003.

Aggregated Option Exercises in 2003 and 2003 Option Values

        The following table sets forth information with respect to (i) shares acquired upon the exercise of stock options in 2003, (ii) the number of securities underlying unexercised options and (iii) the value of unexercised options held by each of the persons named in the Executive Compensation Summary Table as of December 31, 2003:

			Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End(1)(2)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew J. McKelvey	—	—	—	—	—	—
William Pastore	133,412	$2,016,269	—	400,238	—	$5,355,985
Michael Sileck	—	—	256,032	189,637	—	—
Paul Camara	—	—	1,225,793	160,095	$5,874,306	1,863,346
Jeffrey C. Taylor	—	—	1,053,849	915,319	500,084	—

(1)
Computed based upon the difference between the stock option exercise prices and $21.96, the closing price of the Company's common stock on December 31, 2003.

(2)
No stock appreciation rights were exercised during 2003 or outstanding as of December 31, 2003.

Certain Relationships and Related Transactions

        Messrs. McKelvey, Eisele and Camara have approximately 69.4%, 10% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through April 30, 2013 and the Company's rent for this space is $46,150 per month.

        On January 1, 1999, TMP Worldwide Communications Inc., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with TMPW Canada Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which TMP Worldwide Communications Inc. provided management services in exchange for a percentage of the billings of TMPW Canada Inc. which was agreed to from time to time. The agreement was terminated on December 22, 2003. For the year ended December 31, 2003, TMPW Canada Inc. paid approximately $144,000 to TMP Worldwide Communications Inc. for management services.

        Mr. McKelvey received a $3,000,000 interest-free personal loan in 2002 from General Yellow Pages Consultants, Inc. d/b/a The Marquette Group ("The Marquette Group"), a directional marketing competitor of the Company, which loan was repaid in full by Mr. McKelvey during the first quarter of 2004. Since 1997 the Company has also provided The Marquette Group with various yellow pages ordering, billing and back office services. For such services rendered in 2003, 2002 and 2001, the Company was paid approximately $299,000, $329,000 and $482,000, respectively.

        The Company periodically pays for its use of an aircraft which through December 31, 2003 was owned by a company controlled by Mr. McKelvey. On December 31, 2003 Mr. McKelvey sold such holding company to The Marquette Group but Mr. McKelvey continues to have obligations to a third party lender with respect to the aircraft.

        On June 17, 2003, the Company entered into a contract with a third party chartering company unaffiliated with the Company, Mr. McKelvey or The Marquette Group which governs the Company's use of the plane. That charter agreement provides the Company with up to 200 charter hours of flight time at a rate of $4,500 per hour. The charter agreement automatically renews for one year terms unless terminated by either party by written notice at least 30 days before the annual May 31 expiration date of the agreement. The charter agreement remains in effect notwithstanding the December 31, 2003 sale by Mr. McKelvey of the holding company which owned the plane. For calendar 2003, the Company paid approximately $540,000 for its use of such plane.

        Stuart McKelvey serves as President—Directional Marketing, Monstermoving of the Company. As compensation for his employment during 2003, Mr. Stuart McKelvey received a base salary of $388,125 and a bonus of $300,000 from the Company. Mr. Stuart McKelvey is the son of Andrew J. McKelvey, the Company's Chairman of the Board of Directors and CEO.

        The Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties.

PERFORMANCE GRAPH

ASSUMES $100 INVESTED ON DEC. 31, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

        The above graph compares the performance of the Company from December 31, 1998 through December 31, 2003, against the performance of (i) the Standard & Poor's 500 Composite Index and (ii) the Company's Peer Group (SIC Code Index) for the same period. The companies included in the Company's Peer Group are Catalina Marketing Corp., Digital Generation Systems, Inc., Forge Inc., Globetrac Inc., Grey Global Group, Inc., Havas, Interpublic Group of Companies, Inc., Kupper Parker Communications, Lamar Advertising Co., MDC Partners Inc., Obie Media Corp., Omnicom Group, Inc., Publicis Groupe SA Ads, Valueclick Inc. and WPP Group plc.

PROPOSAL NO. 2—RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN

        The Company is asking stockholders to re-approve the material terms of the performance goals under the Monster Worldwide, Inc. 1999 Long Term Incentive Plan (the "LTIP"). The LTIP was previously submitted to, and approved by, the Company's stockholders in 1999. Your approval is necessary to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Your approval of additional shares for, or amendments to, the LTIP is not being requested. If your approval is not given, the LTIP will remain in effect, but the Company may be precluded from deducting compensation attributable to certain performance-based awards made under the LTIP to its chief executive officer and its four other highest compensated officers of the Company to the extent that the compensation of any of these individuals for a taxable year exceeds $1 million.

        In assessing the recommendation of the Board of Directors, stockholders should consider that each of the Company's directors and executive officers are eligible to participate in the LTIP, and thus, may be viewed to have a substantial interest. A copy of the LTIP is attached hereto as Appendix B.

Material Terms of Performance Goals

        The LTIP authorizes the grant of stock options, stock appreciation rights ("SARs"), restricted stock and other equity-based awards (including, without limitation, phantom stock, stock bonus awards and dividend equivalents) and cash performance-based awards to any member of the Board of Directors (whether or not an employee of the Company or its affiliates), any officer or other employee of the Company or its affiliates or any consultant or other independent contractor who performs or will perform services for the Company or its affiliates. The exercise, vesting or settlement of any award granted under the LTIP may be conditioned upon the achievement of specified performance goals.

        Any performance goal established in connection with an award that is intended to generate remuneration that is exempt from the $1 million deduction limitation under Section 162(m) of the Code must be objective, pre-established and based on one or more of the following business criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of common stock; and (x) growth in the value of an investment in the common stock assuming the reinvestment of dividends.

        If and to the extent permitted under Section 162(m) of the Code, such performance goals may be determined without regard to (or adjusted for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

        At the expiration of the applicable performance period, the Compensation Committee will determine the extent to which the performance goals are achieved and the percentage of each performance-based award that has been earned. The Compensation Committee may reduce the amount that would otherwise be payable pursuant to a performance-based award, but may not exercise its discretion to increase such amount.

        Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of common stock with respect to which stock options, SARs or any other awards may be granted under the LTIP to any person for any calendar year shall, in each case, be 2,000,000. With respect to any cash performance-based award (or multiple cash performance-based awards ending with or within the same fiscal year), not more than $1 million may be paid to any person under the LTIP.

Other Material Features of the LTIP

        Although, as discussed above, you are not being asked to take any other action with respect to the LTIP, following is a description of the other material features of the LTIP.

        Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of common stock which may be issued under the LTIP is equal to the sum of 30,000,000 and the number of shares that remain available for grant under the Company's 1996 Stock Option Plan and the Company's 1996 Stock Option Plan for Non-Employee Directors (including any shares subject to outstanding options that are not issued on account of the subsequent cancellation or expiration of such options or any shares that are withheld in satisfaction of the purchase price of shares covered by outstanding options). Shares subject to awards under the LTIP that are canceled, expired, terminated or settled in cash shall again be available for issuance under the LTIP. As of March 31, 2004, 7,879,979 shares of common stock remain available for issuance pursuant to new awards under the LTIP. The closing price of a share of the Company's common stock, as reported by the Nasdaq National Market, on April 26, 2004, as reported by Nasdaq, was $28.81.

        Shares of common stock available for issuance under the LTIP may be either authorized and unissued or held by the Company in its treasury. The LTIP became effective as of December 9, 1998 and will terminate on December 9, 2008, unless terminated earlier by the Board of Directors. The LTIP is administered by the Compensation Committee, except that, with respect to discretionary awards to non-employee directors, the LTIP is administered by the Board of Directors. The Compensation Committee has the authority to grant awards under the LTIP, to interpret the provisions of the LTIP, to fix and interpret the provisions of agreements governing awards made under the LTIP, to supervise the administration of the LTIP, and to take such other actions as may be necessary or desirable in order to carry out the provisions of the LTIP.

        Under the LTIP, the Compensation Committee may grant stock options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and stock options which do not qualify as incentive stock options ("NQSOs"). ISOs may only be granted to employees of the Company or its affiliates that qualify as "subsidiaries" within the meaning of Section 424 of the Code.

        The exercise price for shares covered by an ISO may not be less than 100% of the fair market value of the common stock on the date of grant (or, in the case of a grant to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any affiliate entitled to vote (a "10% Stockholder"), 110% of the fair market value). The exercise price for shares covered by a NQSO may not be less than the par value of the common stock on the date of grant, provided that the exercise price of a NQSO that is intended to generate remuneration that is exempt from the $1 million deduction limitation under Section 162(m) of the Code or a NQSO that is granted to replace any existing option awarded under the LTIP may not be less that the fair market value of the common stock on the date of the grant.

        Unless sooner terminated, all options will expire ten years (or, in the case of an incentive stock option granted to a 10% Stockholder, five years) from the date of grant. The Compensation Committee has the discretion to determine the vesting and other restrictions on the exercise of an option and/or upon the disposition of stock acquired upon the exercise of an option. Unless the Compensation Committee determines otherwise, no option may be exercised within six months after the date the option is granted and each option is subject to a four-year vesting schedule pursuant to which the option will generally become 25% vested on each of the first four anniversaries of the grant date, subject to continued employment. Special rules apply upon a change in control of the Company. Unless the Compensation Committee determines otherwise, an optionee generally has six months to exercise an otherwise vested and exercisable option following his or her termination of employment or service for any reason other than death or disability (one year in the case of death or disability), provided that no option may be exercised beyond the expiration of its stated term.

        Payment for shares acquired upon the exercise of an option may be made (as determined by the Compensation Committee) in cash and, subject to applicable law, such other forms of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of the Company's common stock and installment payments under the optionee's promissory note.

        The Compensation Committee may grant replacement options to certain individuals who used previously-owed shares to pay the exercise price of their options. Replacement options shall cover a number of shares that is not greater than the number of shares used to exercise the original option plus the number of shares withheld by the Company for the payment of applicable taxes. In general, replacement options will become fully vested on the first anniversary of the grant date.

        The Compensation Committee may award SARs, which entitle the holder, upon exercise, to receive an amount, in cash or shares of common stock or a combination thereof (as determined by the Compensation Committee) determined with reference to the appreciation, if any, in the fair market value of common stock during the period beginning on the date the SAR is granted and ending on the date the SAR is exercised. SARs may be awarded in conjunction with or independent of any stock option award. SARs granted in conjunction with a stock option award are exercisable only at the same time and to the same extent as the related option is exercisable and may only be exercised when the fair market value of the common stock to which it relates exceeds the option exercise price. Unless the Compensation Committee determines otherwise, no SAR may be exercised until the expiration of six months from the date the SAR is awarded. Unless the Compensation Committee determines otherwise, a participant generally has six months to exercise an otherwise vested and exercisable SAR following the participant's termination of employment or service for any reason other than death or disability (one year in the case of death or disability), provided that no SAR may be exercised beyond the expiration of its stated term.

        The Compensation Committee may award shares of restricted stock upon such terms and subject to forfeiture as it deems appropriate. Any award of restricted stock must be evidenced by a written restricted stock agreement or similar instrument. The Compensation Committee will determine any purchase price payable for shares of restricted stock awarded under the LTIP in accordance with applicable law and will establish conditions on the grant or vesting of such shares as it deems appropriate including, without limitation, conditions based on continued service or the attainment of performance goals established by the Compensation Committee or, if such restricted stock is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, performance goals based on the performance criteria described above.

        The holder of restricted stock is entitled to dividends on such shares, may vote such shares and, subject to the satisfaction of applicable vesting conditions, may tender such shares. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, defer the payment of dividends until, and condition such payment upon, the satisfaction of the applicable vesting conditions. Unless the

Compensation Committee determines otherwise, upon a participant's termination of employment or service for any reason (including death or disability), the participant will automatically forfeit all restricted stock which has not yet become fully vested.

        Under the LTIP, each non-employee director of the Company is automatically granted a NQSO to purchase 22,500 shares of common stock upon his or her commencement of service as a non-employee director. In addition, each non-employee director of the Company is automatically granted a NQSO to purchase 5,000 shares of common stock under the LTIP on the day following each Annual Meeting of Stockholders that occurs at least one year after his or her commencement of service as a non-employee director. The options have a ten-year term and an exercise price equal to the fair market value of the common stock on the date of grant. The options granted upon a non-employee director's commencement of service are 50% vested on the date of grant and become fully vested on the first anniversary of the date of grant. The options granted to non-employee directors on an annual basis generally become 50% vested on each of the first two anniversaries of the grant date. The provisions described above with regard to discretionary option grants also apply upon a director's termination of service.

Certain Federal Income Tax Consequences

        An optionee does not recognize taxable income upon the grant of an option. The holder of a NQSO generally recognizes ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the common stock over the exercise price (i.e., the option spread), and the Company generally receives a corresponding deduction, subject to the deduction limitation under Section 162(m) of the Code. Upon a later sale of the common stock, the optionee will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income realized on the exercise.

        The holder of an ISO does not recognize taxable income upon the grant or exercise of the option (although, upon exercise, the option spread is includible as income for purposes of the alternative minimum tax). If the common stock acquired upon exercise of an ISO is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had been a NQSO, and the Company will receive a corresponding deduction subject to the deduction limitation of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the common stock is held for at least two years from the grant date and one year from the exercise date and the optionee is employed by the Company (or its subsidiaries) at all times beginning on the grant date and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

        Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation paid in excess of $1 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The LTIP has been designed so that remuneration attributable to certain options and SARs will generally be exempt from the $1 million deduction limitation. In addition, if this proposal is approved, remuneration attributable to performance-based awards made under the LTIP will also generally be exempt from the $1 million deduction limitation. Notwithstanding the foregoing, it is possible that compensation realized under the LTIP will not be deductible by the Company by reason of the deduction limitation of Section 162(m) of the Code. Accordingly, although the Company expects that the Compensation Committee will take into consideration the non-deductibility of compensation attributable to a particular award under the LTIP, no assurance can be given that all or part of any such compensation will be deductible by the Company.

Participation in the LTIP

        Currently, all members of the Board of Directors and all nine officers and approximately 4,300 employees and other independent contractors are eligible to participate in the LTIP. Except with regard to automatic stock option awards made to non-employee directors, awards under the LTIP, if any, will be determined at the discretion of the Compensation Committee and, as a result, we cannot determine the number or type of awards that will be granted under the LTIP to participants.

        The following table sets forth the aggregate number of options received at any time and options to be received (if determinable) by the persons and groups listed below pursuant to the LTIP:

Name and Position	Number of Shares Underlying Options Granted under the LTIP(1)
Andrew J. McKelvey Chairman of the Board and CEO	—
William Pastore Chief Operating Officer	733,650
Paul Camara Executive Vice President—Creative/Sales/Marketing	1,560,807
Michael Sileck Senior Vice President and Chief Financial Officer	645,669
Jeffrey C. Taylor Founder and Chief Monster	2,548,059

All current executive officers as a group (9 persons)	6,252,213
All current directors who are not executive officers as a group (5 persons)(2)	211,579
All nominees for election as a director (7 persons)(2)	241,184
Each other person who received or is to receive 5% or more of such options(3)	—
All employees (other than executive officers) as a group	27,826,600

(1)
No awards have been made under the LTIP to associates of directors, nominees or executive officers of the Company.

(2)
Reflects the grant of options to purchase 5,000 shares of common stock to be made on the day following the 2004 Annual Meeting of Stockholders, at an exercise price equal to the fair market value on the date of the grant, to each of Messrs. Kramer, Gaulding, Swann, Kaufman and Stein if re-elected.

(3)
Does not include options granted to the executive officers named above. Mr. Camara and Mr. Taylor each received 5% or more of such options as set forth above.

NEW PLAN BENEFITS

        The following table sets forth the aggregate number of non-discretionary option awards that will be granted during the 2004 fiscal year to the persons listed below pursuant to the LTIP:

1999 Long Term Incentive Plan
Name and Position	Dollar Value ($)	Number of Options
Andrew J. McKelvey Chairman of the Board and CEO	—	*
William Pastore Chief Operating Officer	—	*
Paul M. Camara Executive Vice President Creative/Sales/Marketing	—	*
Michael Sileck Senior Vice President and Chief Financial Officer	—	*
Jeffrey C. Taylor Founder and Chief Monster	—	*
All current executive officers as a group (9 persons)	—	*
All directors who are not executive officers as a group (5 persons)	—	25,000	(1)
All employees (other than executive officers) as a group	—	*

*
The number or type of awards, if any, that will be granted is not determinable at this time.

(1)
Reflects the grant of options to purchase 5,000 shares of Common Stock to be made on the day following the 2004 Annual Meeting of Stockholders, at an exercise price equal to the fair market value on the date of the grant, to each of Messrs. Kramer, Gaulding, Swann, Kaufman and Stein if re-elected.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2003 with respect to the Company's equity compensation plans which have been approved by its stockholders. The Company does not have any equity compensation plans that were not approved by its stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,778,314	$28.09	10,934,372
Equity compensation plans not approved by security holders	—	—	—
Total	11,778,314	$28.09	10,934,372

  Vote Required

        The affirmative vote of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the 2004 annual meeting and entitled to vote is required for the re-approval of the material terms of the performance goals under the Company's 1999 Long Term Incentive Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter and will not be counted in determining the number of votes necessary for approval, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present in person or represented by proxy at the meeting entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present in person or represented by proxy at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

        THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 "RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        BDO Seidman, LLP have been the independent auditors for the Company since November 15, 1992 and will serve in that capacity for the 2004 fiscal year. A representative of BDO Seidman, LLP will be present (either in person or by telephone) at the meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

CORPORATE GOVERNANCE—CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics applicable to its directors, officers (including its principal executive officer, principal financial officer, principal accounting officer and controller) and employees. The Code of Business Conduct and Ethics is attached to this proxy statement as Appendix C and is available on the Company's website. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments or waivers from any provision of the Company's Code of Business Conduct and Ethics applicable to the Company's principal executive officer, principal financial officer, principal accounting officer or controller by either filing a Form 8-K or posting this information on the Company's website within five days business days following the date of amendment or waiver. The Company's website address is www.monsterworldwide.com.

OTHER BUSINESS

        The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        Under the SEC proxy rules if a stockholder wants the Company to include a proposal in its proxy statement and form of proxy for the 2005 Annual Meeting, the proposal must be received by the Company at 622 Third Avenue, New York, New York 10017, Attention: Secretary, no later than January 14, 2005.

        Under the Company's by-laws any stockholder wishing to make a nomination for director, or wishing to introduce any business, at the 2005 Annual Meeting must give the Company advance notice as described in the by-laws. To be timely, the Company must receive such notice for the 2005 Annual Meeting at its offices mentioned above no earlier than February 28, 2005 or later than March 30, 2005. Nominations for director must be accompanied by written consent to serving as a director if elected.

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to the Company's Secretary at its principal office at 622 Third Avenue, New York, New York 10017. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company's books, of the stockholder sending such communication and (iii) the number of shares of the Company that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope or vote by telephone or on the Internet.

By Order of the Board of Directors
Myron F. Olesnyckyj Secretary

Dated: May 12, 2004

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MONSTER WORLDWIDE, INC., ATTENTION: MYRON F. OLESNYCKYJ, ESQ., 622 THIRD AVENUE, NEW YORK, NEW YORK 10017.

APPENDIX A

MONSTER WORLDWIDE, INC.

NOMINATING COMMITTEE

CHARTER

Purpose

        The Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Monster Worldwide, Inc. (the "Company") is established for the purpose of assisting the Board in its selection of individuals (i) as nominees for election to the Board at annual meetings of the Company's stockholders or (ii) to fill any vacancies or newly created directorships on the Board.

        The Committee will exercise its business judgment in carrying out the responsibilities described in this charter in a manner that the Committee members reasonably believe to be in the best interests of the Company and its stockholders. No provision of this charter, however, is intended to create any right in favor of any third party, including any stockholder, officer, director or employee of the Company or any subsidiary thereof, in the event of a failure to comply with any provision of this charter.

Committee Membership

        The Committee shall consist of no fewer than two (2) members. The members of the Committee shall meet the independence requirements of the Nasdaq Stock Market, Inc. ("Nasdaq"). The members of the Committee shall be appointed by the Board. Committee members shall serve at the pleasure of, and may be replaced at any time by, the Board. The Board shall also appoint one member of the Committee to act as the Chairperson of the Committee. The Chairperson and each other member of the Committee shall serve until the earlier of, (i) the date on which he or she is no longer a member of the Board or (ii) his or her resignation or removal by the Board. The Board may appoint additional or replacement members of the Committee from time to time.

Committee Authority and Responsibilities

        The Committee shall have the authority to retain and terminate, on behalf of the Company, any search firm or other entity for the purpose of assisting the Committee in identifying candidates for Board membership and to approve the fees and other retention terms of any such search firm or other entity. The Committee also shall have the authority to retain, at the Company's expense, and to obtain advice and assistance from, legal, accounting and other advisors in connection with the performance of its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any search firm, other entity or other advisors retained by the Committee and of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        So long as in compliance with applicable law and Nasdaq rules, the Committee may form and delegate authority to any subcommittee comprised solely of Committee members who are Independent Directors (as such term is defined by the Nasdaq listing standards).

        The Committee shall have such other authority as shall be necessary or appropriate to effectuate its purposes as set forth in this Charter.

        Specific duties and responsibilities of the Committee include, but are not limited to, the following:

          1.     To develop and revise as appropriate, selection criteria for Board nominees which reflect the Company's commitment to recruiting directors who have personal and professional integrity, who have demonstrated exceptional ability and judgment, and who shall be effective, in conjunction with other nominees and directors, in collectively serving the long-term interests of the Company and its stockholders. The Company believes that having directors with relevant experience in business and industry and other areas is beneficial to the Board as a whole.

  Directors with such backgrounds can provide useful perspectives on significant risks and competitive advantages and understanding the challenges the Company faces.

          2.     To seek, interview and screen individuals qualified to become Board members for recommendation to the Board and to evaluate such individuals using the Committee's selection criteria.

          3.     To develop lists of desirable director nominees and share information concerning the potential nominees and the process with the Board, soliciting input from other Board members.

          4.     To recommend to the Board, for its selection, those qualified individuals, consistent with criteria approved by the Committee, as the Committee shall deem appropriate (i) as nominees for election by the stockholders to the Board at the next annual meeting of the stockholders of the Company or (ii) to fill any vacancies or newly created directorships on the Board. In making such recommendations, the Committee will endeavor to assure that the Board contains a majority of Independent Directors (as such term is defined by the Nasdaq listing standards).

          5.     To evaluate the qualifications of nominees submitted by the Company's stockholders using the same selection criteria the Committee uses to evaluate other potential nominees.

          6.     To extend to each prospective director nominee approved by the Board the invitation to stand for election to the Board.

          7.     Annually, to review and reassess the adequacy of this charter and recommend any proposed changes to the Board for its consideration as and where appropriate.

          8.     To perform such other duties as the Board may from time to time direct or as may be required by, or as the Committee shall deem appropriate under, applicable laws, rules and regulations.

Amendment

        This charter may be amended from time to time by the Board and any amendment must be disclosed as required by, and in accordance with applicable laws, rules and regulations.

A-2

APPENDIX B

MONSTER WORLDWIDE, INC.
1999 LONG TERM INCENTIVE PLAN

1.
General.

        (a)    Purpose.    The purpose of the Monster Worldwide, Inc. 1999 Long Term Incentive Plan (the "Plan") is to establish a flexible vehicle through which Monster Worldwide, Inc. (formerly known as TMP Worldwide Inc., the "Company") can offer equity-based compensation incentives to eligible recipients with a view toward promoting the long-term financial success of the Company and enhancing stockholder value.

        (b)    Types of Awards.    Awards under the Plan may be in the form of any one or more of the following: (1) stock options, including "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") and options which do not qualify as ISOs ("NQSOs"), described in Section 5; (2) stock appreciation rights ("SARs"), described in Section 6; (3) awards of restricted stock ("Restricted Stock"), described in Section 7; (4) performance-based awards ("Performance-Based Awards") described in Section 8; (5) automatic grants of NQSOs to Non-Employee Directors (within the meaning of Section 9(a)) described in Section 9; and (6) such other types of equity-based awards as the Committee (defined herein) deems advisable, including, without limitation, phantom stock awards, stock bonus awards, and dividend equivalent awards.

        (c)    Stock Covered by Awards.    Awards made under the Plan will be made in the form of or with reference to shares of the Company's common stock, $.001 par value ("Common Stock"). Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock will be delivered under the Plan.

        (d)    Documentation of Awards.    Each award made under the Plan will be evidenced by a written agreement or other written instrument the terms of which will be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an award will govern the rights and obligations of the parties with respect to the award.

2.
Administration.

        (a)    Committee.    The Plan will be administered by a committee (the "Committee") of two or more members of the Company's Board of Directors (the "Board"). The members of the Committee will be appointed by and serve at the pleasure of the Board. Unless the Board determines otherwise, each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3 issued under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Plan will be administered by the Board with respect to discretionary grants made to Non-Employee Directors.

        (b)    Authority of Committee.    Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to (1) select the persons to whom awards will be made under the Plan, (2) make awards to such persons and prescribe the terms and conditions of such awards (including, without limitation, nonsolicitation, confidentiality and mandatory dispute resolution conditions), (3) interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (4) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (5) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons.

        (c)    Delegation of Authority.    The Committee may delegate any of its powers and duties under the Plan to such officers of the Company or other persons as the Committee deems appropriate in accordance with such guidelines as the Committee may establish, provided, however, that no such delegation may be made (1) with respect to any award intended to qualify for the performance-based compensation exception of Section 162(m)(4)(C) of the Code, or (2) to the extent it would enable the delegate to grant, fix the terms of or amend or cancel an award under the Plan to an individual who is required to file reports with respect to securities of the Company pursuant to Section 16(a) of the Exchange Act.

        (d)    Indemnification.    The Company will indemnify and hold harmless each member of the Committee and any employee or director of the Company or an affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

3.
Participation.

        (a)   Awards may be granted under the Plan to any member of the Board (whether or not an employee of the Company or an affiliate), to any officer or other employee of the Company or an affiliate and to any consultant or other independent contractor who performs or will perform services for the Company or an affiliate. In selecting participants and determining the nature and terms of awards made under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, his or her previous and/or expected contributions to the business of the Company or its affiliates and such other factors as the Committee deems relevant under the circumstances.

        (b)   Non-Employee Directors will receive automatic grants of NQSOs pursuant to Section 9.

4.
Limitations on Awards under the Plan.

        (a)    Aggregate Number of Shares.    The maximum number of shares of Common Stock that may be issued under the Plan is the sum of (1) 30,000,000, and (2) the number of shares remaining available for new awards under the TMP Worldwide Inc. 1996 Stock Option Plan, as amended, and the TMP Worldwide Inc. 1996 Stock Option Plan for Non-Employee Directors (collectively, the "Prior Plans") including, without limitation, shares covered by any option outstanding under the Prior Plans which, by reason of the subsequent expiration or cancellation of the option, are not issued under the Prior Plans. In determining the number of shares that remain issuable under the Plan at any time after the date the Plan is adopted, the following shares will be deemed not to have been issued (and will be deemed to remain available for issuance) under the Plan: (i) shares remaining under an award made under this Plan or under an option granted under the Prior Plans that terminates or is canceled without having been exercised or earned in full; (ii) shares subject to an award under this Plan where cash is delivered to the holder of the award in lieu of such shares; (iii) shares of restricted stock awarded under this Plan that are forfeited in accordance with the terms of the applicable award; and (iv) shares that are withheld in order to pay the purchase price of shares acquired upon the exercise of outstanding options granted under the Prior Plans or of awards granted under the Plan or to satisfy the tax withholding obligations associated with such exercise. The number of shares of Common Stock issued in connection with the exercise of an option under the Prior Plans or an award under the Plan will be determined net of any previously-owned shares tendered by the holder of the option or award in payment of the exercise price or of applicable withholding taxes.

        (b)    Individual Award Limits.    The maximum number of shares of Common Stock for which stock options may be granted under the Plan to any person in any calendar year shall be 1,000,000. The maximum number of shares of Common Stock subject to SARs granted under the Plan to any person in any calendar year shall be 1,000,000. The aggregate maximum number of shares of Common Stock subject to awards, other than options or SARs, that may be granted under the Plan to any person in any calendar year shall be 1,000,000. For purposes of this subsection, the repricing of a stock option or

SAR shall be treated as a new grant to the extent required under Section 162(m) of the Code. Subject to these limitations, each person eligible to participate in the Plan will be eligible in any year to receive awards covering up to the full number of shares of Common Stock then available for awards under the Plan. No more than $1,000,000 may be paid to any individual with respect to any cash Performance-Based Award covered by Section 8. In applying this limitation, multiple Performance-Based Awards to the same individual will be subject to a single $1,000,000 limit if they are either (1) determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company, or (2) determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company.

5.
Stock Options Awards.

        (a)    ISOs and NQSOs.    Subject to the provisions hereof, including, without limitation, this Section and Sections 10 and 11, the Committee may grant ISOs and NQSOs to eligible personnel to purchase shares of Common Stock upon such terms and conditions as the Committee deems appropriate, provided that the Committee may only grant ISOs to employees of the Company and its "subsidiaries" within the meaning of Section 424 of the Code.

        (b)    Replacement Options.    The Committee, acting in its discretion, may provide with respect to an option granted pursuant to this Section 5 (including, without limitation, any option described in this subsection) that, if the grantee, while still an employee or otherwise in the service of the Company or an affiliate, exercises the option in whole or in part using shares of Common Stock that were owned by the holder for at least six months prior to such exercise to pay the exercise price, then the grantee will automatically receive an additional option ("replacement option") to purchase shares of Common Stock. The number of shares covered by a replacement option may not be greater than the number of shares used to pay the exercise price under the original option plus the number of shares withheld by the Company for the payment of income taxes associated with the exercise of the original option (whether or not such income taxes are required to be withheld). Unless the Committee determines otherwise, a replacement option will not become exercisable, if at all, for at least six months after the date it is granted and, unless sooner terminated, will expire ten years after the date the option is granted. The Committee may prescribe such rules and procedures in connection with the exercise of options and the issuance of replacement options as it deems appropriate, including, without limitation, procedures for telephonic exercise.

        (c)    Exercise Price.    The purchase price per share of Common Stock covered by an option granted pursuant to this Section 5 will be determined by the Committee when the option is granted. The purchase price per share of Common Stock covered by an NQSO must be at least equal to the par value per share of Common Stock on the date the option is granted, provided, however, that the purchase price per share of Common Stock covered by an NQSO which is a replacement option (described in the preceding subsection) or which is an option intended to qualify for the performance-based compensation exception of Section 162(m)(4)(C) of the Code, may not be less than the fair market value per share of Common Stock (determined under the next subsection) on the date the option is granted. The purchase price per share of Common Stock covered by an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date the ISO is granted (or, in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a "subsidiary" of the Company within the meaning of Section 424 of the Code, 110%).

        (d)    Fair Market Value of Common Stock.    For all purposes of the Plan, the fair market value of a share of Common Stock on any date will be equal to the closing price per share as published by the principal national securities exchange (including, but not limited to, NASDAQ) on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, of if the Common Stock is not traded on a national securities exchange or the over the counter market value of a share of the Common Stock on such date as determined in good faith by the Board.

        (e)    Option Period.    Subject to the provisions hereof, unless the Committee determines otherwise, no option granted pursuant to this Section 5 may be exercised within six months after the date the option is granted. Unless sooner terminated, all such options will expire ten years after the date the option is granted (or, in the case of an ISO granted to a ten percent stockholder described in Section 424 of the Code, five years).

        (f)    Vesting Conditions.    The Committee may establish such vesting and other restrictions on the exercise of an option and/or upon the disposition of the stock acquired upon the exercise of an option as it deems appropriate. Unless the Committee prescribes otherwise, during an optionee's employment or service with the Company or an affiliate, each option granted pursuant to this Section 5 (other than a replacement option) will be subject to a four-year vesting schedule pursuant to which, unless sooner terminated or accelerated, the option will become vested as to 25% of the shares originally covered thereby at the end of each of the first four years following the date of grant, and each replacement option will become fully vested as to all of the shares covered thereby on the first anniversary of the date the option is granted.

        (g)    Exercise of Options.    An option may be exercised by transmitting to the Company (1) a notice specifying the number of shares to be purchased and (2) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its federal, foreign or other tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations). The Committee may establish such rules and procedures as it deems appropriate for the exercise of options under the Plan, including, without limitation, procedures for telephonic exercise. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted by the Committee under the option agreement, including, without limitation, shares of Common Stock which have been owned by the holder for at least six (6) months and installment payments under the optionee's promissory note.

        (h)    Rights as a Stockholder.    No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments), and the applicable income tax withholding obligation has been satisfied or provided for. The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such stock certificate is issued.

        (i)    Other Provisions.    The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws or exchange requirements, as it may deem necessary or advisable.

6.
Stock Appreciation Rights.

        (a)    General.    Subject to the provisions hereof, the Committee may award SARs to eligible personnel upon such terms and conditions as it deems appropriate. A SAR is an award entitling the holder, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Committee in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the SAR is granted and ending on the date the SAR is exercised.

        (b)    Types of SARs.    SARs may be awarded under the Plan in conjunction with a stock option award ("tandem SARs") or independent of any stock option award ("stand-alone SARs"). Tandem SARs awarded in conjunction with a NQSO may be awarded either at or after the time the NQSO is granted. Tandem SARs awarded in conjunction with an ISO may only be awarded at the time the ISO is granted.

        (c)    Exercisability of SARs.    Unless the Committee determines otherwise, no SAR may be exercised until the expiration of six months from the date the SAR is awarded. Except as otherwise provided herein, a tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related option is exercisable. The exercise of a tandem SAR will cancel the related option to the extent of the shares of Common Stock with respect to which the SAR is exercised, and vice versa. Tandem SARs may be exercised only when the fair market value of the Common Stock to which it relates exceeds the option exercise price. The Committee may impose such additional service or performance-based vesting conditions upon the exercise of a SAR (tandem or stand-alone) as it deems appropriate.

        (d)    Exercise of SARs.    A SAR may be exercised by giving written notice to the Company identifying the SAR that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Committee may require. The Committee may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan, including, without limitation, procedures for telephonic exercise. Upon the exercise of a SAR, the holder will be entitled to receive an amount (in cash and/or shares of Common Stock as determined by the Committee) equal to the product of (1) the number of shares with respect to which the SAR is being exercised and (2) the difference between the fair market value of a share of Common Stock on the date the SAR is exercised (or such other exercise price as may be specified in the award) and the exercise price per share of the SAR. As a condition of exercise, the holder must pay to the Company or make arrangements satisfactory to the Company for the payment of applicable withholding taxes.

        (e)    Deferral of Payment.    The Committee may at any time and from time to time provide for the deferral of delivery of any shares and/or cash for which an SAR may be exercisable until such date or dates and upon such other terms and conditions as the Committee may determine.

7.
Restricted Stock Awards.

        (a)    General.    Subject to the provisions of the Plan, the Committee may award shares of Common Stock to eligible personnel upon such terms and subject to such forfeiture and other conditions as the Committee deems appropriate. The terms and conditions of any such stock award will be evidenced by a written restricted stock agreement or other instrument approved for this purpose by the Committee.

        (b)    Stock Certificates for Restricted Stock.    Unless the Committee elects to use a different method (such as, for example, the issuance and delivery of stock certificates) shares of restricted stock will be evidenced by book entries on the Company's stock transfer records pending the expiration of restrictions thereon. If a stock certificate for restricted stock is issued in the name of the grantee, it will bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that such stock certificates be held in custody by the Company until the restrictions on such shares have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of stock certificates for shares of restricted stock, including, without limitation, a requirement that the grantee deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

        (c)    Purchase Price.    The purchase price payable for shares of restricted stock awarded under the Plan will be determined by the Committee. To the extent permitted by applicable law, the purchase price may be as low as zero and, to the extent required by the applicable law, the purchase price will be no less than the par value of the shares covered by the award.

        (d)    Restrictions and Vesting.    The Committee will establish such conditions as it deems appropriate on the grant or vesting of restricted stock awarded under the Plan. Such conditions may be based upon continued service, the attainment of performance goals (which, in the case of grants of restricted stock intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, satisfy the requirements of Section 8) and/or such other relevant factors or criteria designated by the Committee. The holder of restricted stock will not be permitted to transfer shares of restricted stock awarded under the Plan before the time the applicable vesting conditions are satisfied.

        (e)    Rights as a Stockholder.    Except as provided herein and as otherwise determined by the Committee, the recipient of a restricted stock award shall have with respect to his or her restricted stock all of the rights of a holder of shares of Common Stock, including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to satisfaction of the applicable vesting conditions, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the satisfaction of the applicable vesting conditions.

        (f)    Lapse of Restrictions.    If and when the vesting conditions are satisfied with respect to a restricted stock award, a certificate for the shares covered by the award, to the extent vested, will be delivered to the grantee. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

8.
Performance-Based Awards.

        (a)    General.    The Committee may condition the exercise, vesting or settlement of an award made under the Plan on the achievement of specified performance goals. The provisions of this Section will apply in the case of a performance-based award that is intended to generate "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

        (b)    Objective Performance Goals.    A performance goal established in connection with an award covered by this Section must be (1) objective, in the sense that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date (when fulfillment is substantially uncertain) as may be permitted under Section 162(m) of the Code, and (3) expressed in the following manner with respect to any one or more of the following business criteria:

  (A)
  attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items (determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board), net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

  (B)
  attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits;

  (C)
  attainment of certain target levels of, or a specified increase in, operational cash flow;

  (D)
  achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

  (E)
  attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;

  (F)
  attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;

  (G)
  attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders' equity;

  (H)
  attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

  (I)
  attainment of certain target levels in the fair market value of the shares of the Company's Common Stock; and

  (J)
  growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends.

If and to the extent permitted under Section 162(m) of the Code, such performance goals may be determined without regard to (or adjusted for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. The Committee may not delegate any responsibility with respect to the establishment or determination of performance goals to which awards covered by this Section are subject.

        (c)    Calculation of Performance-Based Award.    At the expiration of the applicable performance period, the Committee will determine the extent to which the performance goals established pursuant to this Section are achieved and the percentage of each performance-based award that has been earned. The Committee may reduce the amount that would otherwise be payable pursuant to an award covered by this Section, but may not exercise its discretion to increase such amount.

9.
Non-Employee Director Stock Option Awards.

        (a)    Definition.    For all purposes hereof, the term "Non-Employee Director" means any member of the Board who is not also an employee of the Company of any affiliate.

        (b)    Automatic Grants.    Without further action by the Board or the stockholders of the Company, (1) each Non-Employee Director shall, subject to the terms of the Plan, be granted an option to purchase 11,250 shares of Common Stock on the date he or she first commences service as a Non-Employee Director provided such date occurs after the date the Plan is adopted (the "Initial Grant"), and (2) each Non-Employee Director will be granted an option to purchase 2,500 shares of Common Stock on the trading day following each annual meeting of the Company's stockholders that occurs after the date the Plan is adopted and at least one year after the date he or she first became a Non-Employee Director (the "Annual Grant").

        (c)    Option Agreement.    Stock options granted pursuant to this Section 9 will be NQSOs. Such options shall be evidenced by written option agreements on a form approved by the Board. Such agreements shall contain such terms and conditions as are not inconsistent with the terms and conditions hereof.

        (d)    Terms of Options.

    (i)
    Exercise Price.    The purchase price per share deliverable upon the exercise of an option shall be 100% of the closing price of such Common Stock, as published by the principal national securities exchange (including, but not limited to, NASDAQ) on which shares of the Common Stock are traded on such date, at the date of the grant of the Option.

    (ii)
    Vesting Conditions.    An Initial Grant will be 50% vested at the time of the grant, and will become 100% vested on the first anniversary of the date of grant, provided the optionee is still a Non-Employee Director on the vesting date. An Annual Grant will become vested as to 50% of the shares originally covered thereby on each of the first two anniversaries of the grant date, provided the optionee is still a Non-Employee Director on the vesting date.

    (iii)
    Effect of Termination of Service.    The provisions of Section 11(a) shall apply to options granted pursuant to this Section 9.

    (iv)
    Capital Transactions; Change in Control.    The provisions of Section 12 shall apply to options granted pursuant to this Section 9.

        (e)    Expiration.    Except as otherwise provided herein, if not previously exercised, each option will expire on the tenth anniversary of the date of grant.

        10.   Non-Transferability of Awards.    No stock option, SAR, Performance Award or other stock-based award under the Plan shall be transferable by the recipient other than upon the recipient's death to a beneficiary designated by the recipient in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the recipient, pursuant to the recipient's will or by the laws of descent and distribution. All stock options and SARs shall be exercisable during the recipient's lifetime only by the recipient. Tandem stock appreciation rights shall be transferable, to the extent permitted above, only with the underlying stock option. Shares of restricted stock may not be transferred prior to the date on which shares are issued, or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by law or the provisions hereof, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an NQSO is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

        11.   Effect of Termination of Employment or Service.    Unless otherwise determined by the Committee at grant or, if no rights of the participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to vesting and exercise of awards held by a participant at the time of his or her termination of employment or other service with the Company and its affiliates.

  (a)
  Rules Applicable to Stock Options and SARs.

  (1)
  Termination by Reason of Death.    If a participant's employment or service terminates by reason of his or her death, then any stock option or SAR held by the deceased participant will thereupon become fully vested and may be exercised by the deceased participant's beneficiary at any time within one year from the date of death but in no event after expiration of the stated term.

  (2)
  Termination by Reason of Disability.    If a participant's employment or service terminates by reason of his or her disability (defined below), then any stock option or SAR held by the participant, to the extent exercisable on the date his or her employment or service terminates, may be exercised by the participant at any time within one year from the date his or her employment or service terminates but in no event after expiration of the stated term. If the participant dies during such one-year period and before the option or SAR is exercised, then the deceased participant's beneficiary may exercise the option or SAR, to the extent exercisable by the deceased participant immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term. For the purposes hereof, the term "disability" means the inability of a participant to perform the customary duties of his or her employment or other service for the Company or an affiliate by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

    (3)
    Other Termination.    If a participant's employment or service terminates for any reason (other than death or disability) or no reason, then all stock options and SARs held by the participant, to the extent otherwise exercisable on the date his or her employment or service is terminated, may be exercised by the participant at any time within a period of six months from the termination date, but in no event beyond the expiration of the stated term of such stock options and SARs.

        (b)    Rules Applicable to Restricted Stock.    Upon the termination of a participant's employment or service for any reason (including death and disability) or no reason, restricted stock which has not yet become fully vested will, unless otherwise determined by the Committee, automatically be forfeited by the participant (or the participant's successors) and any certificate therefor or book entry with respect thereto or other evidence thereof will be canceled.

        (c)    Rules Applicable to Performance-Based Awards.    Upon termination of a participant's employment or service for any reason (including death and disability) or no reason, then the participant's outstanding performance-based awards will, unless otherwise determined by the Committee, thereupon expire and the participant (or his or her beneficiary, as the case may be) will not be entitled to receive any amount in respect of the performance period or cycle within which the participant's employment or service is terminated.

        (d)    Rules Applicable to Other Stock-Based Awards.    Rules similar to those set forth in subsection (b) (relating to restricted stock awards) will apply in connection with the termination of employment or service of a participant who holds any other form of stock-based award granted under the plan that has not yet vested and/or is contingent upon future performance of services.

12.
Capital Changes; Change in Control.

        (a)    Adjustments Upon Changes in Capitalization.    The aggregate number and class of shares for which awards may be granted under the Plan, the maximum number of shares covered by awards that may be granted to any individual in any calendar year, the number and class of shares covered by each outstanding award and, if applicable, the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

        (b)    Change in Control.    If, in connection with a Change in Control (defined below), the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The number of shares and exercise price under the converted options will be determined by adjusting the number of shares and exercise price for the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in connection with the Change in Control and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement. If the Board does not direct the conversion of outstanding options in connection with a Change in Control, then all optionees will be permitted to exercise their outstanding options in whole or in part (whether or not otherwise vested or exercisable) prior to the Change in Control, and any outstanding options which are not exercised before the Change in Control will thereupon terminate.

        (c)    Definition of Change in Control.    For purposes hereof, the term "Change in Control" shall be deemed to occur if (1) there shall be consummated (A) any consolidation, merger or reorganization involving the Company, unless such consolidation, merger or reorganization is a "Non-Control Transaction" (as defined below) or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (2) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding voting securities other than (a) a person who owns or owned shares of Class B Common Stock of the Company, (b) pursuant to a plan or arrangement entered into by such person and the Company or (c) pursuant to receipt of such shares from a stockholder of the Company pursuant to such stockholder's will or the laws of descent and distribution, or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A "Non-Control Transaction" shall mean a consolidation, merger or reorganization of the Company where (1) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger or reorganization (the "Surviving Corporation"), (2) the individuals who were members of the Board of the Company immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute at least 50% of the members of the Board of Directors of the Surviving Corporation, or a corporation directly or indirectly beneficially owning a majority of the voting securities of the Surviving Corporation and (3) no person (other than (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary, or (d) any person who, immediately prior to such consolidation, merger or reorganization, beneficially owned more than 50% of the combined voting power of the Company's then outstanding voting securities) beneficially owns more than 50% of the combined voting power of the Surviving Corporation's then outstanding voting securities.

        (d)    Fractional Shares.    In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

        (e)    Determination of Board to be Final.    All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        13.   Amendment and Termination.    The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the accrued rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 12, any amendment which would increase the aggregate number of shares of Common Stock for which awards may be granted under the Plan or modify the class of recipients eligible to receive stock-based awards under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time provided, however, that any amendment which would adversely affect the accrued rights of the holder may not be made without his or her consent.

        14.   No Rights Conferred.    Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any affiliate of the Company.

        15.   Governing Law.    The Plan and each option agreement shall be governed by the laws of the State of Delaware, except as otherwise provided in the option agreement.

        16.   Decisions and Determinations of Committee to be Final.    Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

        17.   Term of the Plan.    The Plan shall be effective as of December 9, 1998, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on December 9, 2008, unless sooner terminated by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan.

APPENDIX C

MONSTER WORLDWIDE, INC.
CODE OF BUSINESS CONDUCT AND ETHICS
Introduction

This Code of Business Conduct and Ethics (the "Code") has been adopted by the Board of Directors of Monster Worldwide, Inc. (the "Company") to promote honest, ethical and lawful business conduct by its employees, officers and directors (collectively, "Personnel").

The Code is neither a contract nor a comprehensive manual that covers every situation that may arise, but it sets out basic principles to guide all Personnel.

All of our Personnel should also read and be familiar with our personnel policy manual, which personnel policy manual is not part of this Code but in many instances covers in greater detail the guidelines and principles provided in this Code. Instructions on obtaining the personnel policy manual are provided at the end of this Code.

1.     Compliance with Laws, Rules and Regulations

  All Personnel must respect and obey the laws of the cities, states and countries in which the Company operates. Although Personnel are not expected to know all the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate Company representatives, including the Legal Department. Perceived pressures from supervisors or demands due to business conditions are not excuses for violating the law.

2.     Conflicts of Interest

  Conflicts of interest are prohibited as a matter of Company policy, unless they have been approved by the Company. Business decisions and actions must be based on the best interest of the Company, and must not be motivated by personal considerations or relationships.

  A conflict of interest exists when a person's private interest improperly interferes with the interests of the Company. A conflict situation can arise when one of our Personnel takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when one of our Personnel, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company.

  You are not allowed to work for a competitor as a consultant or board member without prior disclosure to and approval by the Company.

  Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the Company's Legal Department.

3.     Insider Trading

  Our Personnel are not allowed to trade in securities on knowledge that comes from their position with the Company if that information is material and has not been publicly reported. It is against the laws of many countries to trade on or to "tip" others who might make an investment decision based on such information. If you have any questions, please consult the personnel policy manual or the Company's Legal Department.

4.     Corporate Opportunities

  Our Personnel owe a duty to the Company to advance the Company's legitimate business interests. Personnel are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position unless the Company has been offered the opportunity and turned it down. None of our Personnel may use corporate property, information, or position for improper personal gain, and none of our Personnel may compete with the Company directly or indirectly.

5.     Competition and Fair Dealing

  We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Our Personnel should endeavor to respect the rights of and deal fairly with the Company's customers, suppliers, competitors and employees. None of our Personnel should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

  The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. It is permissible to provide and accept such gifts so long as they are lawful, are given or accepted infrequently, are of modest value, cannot be construed as a bribe or payoff, and do not violate Company policies. Please discuss with your supervisor or human resources department personnel any gifts or proposed gifts which you are not certain are appropriate.

  The Company and its Personnel are required to comply with the antitrust and unfair competition laws of the many countries in which we do business. These laws are complex and vary considerably from country to country. They generally concern:

  •
  Agreements with competitors that harm customers, including price fixing and allocations of customers or contracts.

  •
  Attempts to monopolize, including pricing a service below cost to eliminate competition.

  Questions about competition laws should be directed to the Legal Department.

6.     Diversity

  The diversity of the Company's employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. We will recruit, hire, promote, compensate and provide other conditions of employment without regard to a person's race, color, religion, gender, age, national origin, sexual orientation, veteran status, disability or any other status covered by employment laws. We will make a good faith effort to provide reasonable accommodations to people with disabilities.

7.     Health and Safety

  The Company strives to provide each employee with a safe and healthful work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol.

8.     Record-Keeping/Public Disclosure

  The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions.

  Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor.

  All of the Company's financial books, records and accounts must accurately reflect transactions and conform both to applicable legal requirements and to the Company's system of internal controls. No false or artificial entries may be made. When a payment is made, it can only be used for the purpose spelled out in any supporting document. Personnel are required to cooperate fully with internal and external auditors.

  It is the Company's policy that the information in public communications, including SEC filings, be full, fair, accurate, timely and understandable. All Personnel involved in the Company's disclosure process, including the Company's Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are responsible for acting in furtherance of this policy, and are prohibited from knowingly misrepresenting, omitting or causing others to misrepresent or omit, material facts about the Company. In addition, any of our Personnel who has a supervisory role in the Company's disclosure process has an obligation to discharge his or her responsibilities diligently.

  All business records and communications should be clear, truthful and accurate. Business records and communications often become public, and we should avoid exaggeration, colorful language, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company's record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company's Legal Department.

9.     Confidentiality

  Employees must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, except when disclosure is authorized by the Company's management or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. The obligation to preserve confidential information continues even after employment ends.

10.   Protection and Proper Use of Company Assets

  All employees should endeavor to protect the Company's assets from loss, damage, misuse or theft. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may be permitted.

  The obligation of employees to protect the Company's assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

11.   Payments to Government Personnel

  The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

  In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company's Legal Department can provide guidance to you in this area.

12.   Waivers of the Code of Business Conduct and Ethics

  Any waiver of this Code for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed to the extent required by law or stock exchange regulation.

13.   Compliance Procedures/Reporting of Violations

  We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

  a.
  Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

  b.
  Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

  c.
  Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

  d.
  Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems.

  e.
  Seek help from Company resources. In the case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your office manager or your Human Resources manager.

  f.
  Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

  Any one of our Personnel who becomes aware of any existing or potential violation of this Code that is not or would not reasonably be resolved by the steps described above should promptly notify one of the following individuals: their supervisor, Human Resources department personnel, or where appropriate, the Company's Vice President, Risk Management, Chief Financial Officer, Chief Accounting Officer or General Counsel.

  You are also reminded of the Company's Policy on Accounting, Internal Control and Auditing Matters ("Whistleblower" Policy) set forth in the Company's personnel policy manual. That policy describes in detail how accounting, auditing, internal control or similar issues are to be reported, including details on reporting such matters anonymously and confidentially.

  Retaliation against any of our Personnel who honestly and in good faith reports a concern about an existing or potential violation of the Code will not be tolerated. It is unacceptable to file a report knowing it to be false. Personnel are required to cooperate in any investigation of possible Code violations.

  Note that the personnel policy manual can be accessed through the Company's intranet, "Insideworldwide" within the "Employee Zone" and is also available through your local Human Resources representative.

  Our Personnel are personally accountable for adherence to the Code.

  The Company will take such disciplinary or preventative action as it deems appropriate to address any existing or potential violation of the Code.

☒	Please mark your vote as in this example.
FOR ☐	WITHHOLD ☐		1.	ELECTION OF DIRECTORS	Nominees: Andrew J. McKelvey George R. Eisele John Gaulding Ronald J. Kramer Michael Kaufman John Swann David A. Stein	3.	Transaction of such other business as may properly come before the meeting and any adjournments thereof.
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN
						Note: This proxy will be voted as specified. If no specification is made, it will be voted FOR all nominees in proposal 1 and FOR re-approval of the material terms of the performance goals under the Monster Worldwide, Inc. 1999 Long Term Incentive Plan. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting.

SIGNATURE		DATE

SIGNATURE		DATE
(SIGNATURE IF HELD JOINTLY)

NOTE:	Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign. Please return the proxy card promptly using the enclosed envelope.

☒	Please mark your vote as in this example.
FOR ☐	WITHHOLD ☐		1.	ELECTION OF DIRECTORS	Nominees: Andrew J. McKelvey George R. Eisele John Gaulding Ronald J. Kramer Michael Kaufman John Swann David A. Stein	3.	Transaction of such other business as may properly come before the meeting and any adjournments thereof.
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN
						Note: This proxy will be voted as specified. If no specification is made, it will be voted FOR all nominees in proposal 1 and FOR re-approval of the material terms of the performance goals under the Monster Worldwide, Inc. 1999 Long Term Incentive Plan. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting.

SIGNATURE		DATE

SIGNATURE		DATE
(SIGNATURE IF HELD JOINTLY)

NOTE:	Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign. Please return the proxy card promptly using the enclosed envelope.

MONSTER WORLDWIDE, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        The undersigned hereby appoints Andrew J. McKelvey and Michael Sileck, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Monster, 5 Clock Tower Place, Maynard Massachusetts 01754 at 11:00 a.m. on Wednesday, June 16, 2004, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

        Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

(To be Completed, Signed and Dated on Reverse Side)

QuickLinks

MONSTER WORLDWIDE, INC. 622 THIRD AVENUE NEW YORK, NEW YORK 10017 (212) 351-7000
MONSTER WORLDWIDE, INC.
MONSTER WORLDWIDE, INC. 622 THIRD AVENUE NEW YORK, NEW YORK 10017
ABOUT THE MEETING
STOCK OWNERSHIP
PROPOSAL NO. 1—ELECTION OF DIRECTORS
AUDIT MATTERS
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION SUMMARY TABLE
Certain Relationships and Related Transactions
PERFORMANCE GRAPH
ASSUMES $100 INVESTED ON DEC. 31, 1998 ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING DEC. 31, 2003
PROPOSAL NO. 2—RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN
NEW PLAN BENEFITS
EQUITY COMPENSATION PLAN INFORMATION
RELATIONSHIP WITH INDEPENDENT AUDITORS
CORPORATE GOVERNANCE—CODE OF BUSINESS CONDUCT AND ETHICS
OTHER BUSINESS
STOCKHOLDER PROPOSALS
  APPENDIX A
MONSTER WORLDWIDE, INC. NOMINATING COMMITTEE CHARTER
  APPENDIX B
  APPENDIX C
MONSTER WORLDWIDE, INC. CODE OF BUSINESS CONDUCT AND ETHICS Introduction
MONSTER WORLDWIDE, INC. PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS